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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported): August 18, 2000



                                J2 Communications
                                -----------------
             (Exact name of registrant as specified in its charter)


    California                    0-15284                       95-4053296
    ----------                    -------                       ----------
    (State of             (Commission File Number)             (IRS Employer
  Incorporation)                                            Identification No.)



       10850 Wilshire Boulevard, Suite 1000, Los Angeles, California 90024
       -------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (310) 474-5252
              (Registrant's telephone number, including area code)



          (former name or former address, if changed since last report)




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Item 5.   Other Events.
          ------------

          On August 18, 2000, the Board of Directors adopted an amendment to the Company's bylaws providing for advance notice in the event of a special meeting of shareholders. The amendment provides, in pertinent part, that if the Board of Directors or any officer of the corporation causes notice of a special meeting to be given to shareholders in response to a shareholder's calling of a special meeting or a request that such a meeting be held, then, at any such special meeting, only such business shall be conducted as shall have been properly brought before the meeting. Among other matters, in order to be timely, the shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 20 days prior to the meeting. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owner by the shareholder, and (d) any material interest of the shareholder in such business.



Item 7.   Exhibits.
          --------

3.        Text of Bylaw Amendment


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                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: August 21, 2000
                                          J2 Communications



                                          By: /s/ CHRISTOPHER M. TRUNKEY
                                             ------------------------------
                                             Christopher M. Trunkey
                                             Chief Financial Officer